UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

	Filed by the Registrant ☑		Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☐	Preliminary Proxy Statement	☑	Definitive Additional Materials
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))	☐	Soliciting Material Pursuant to §240.14a-12

PROS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, APRIL 29, 2020

This proxy statement supplement (this “Supplement”) relates to the proxy statement (the “Proxy Statement”) of PROS Holdings, Inc. (the “Company”), dated March 17, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, April 29, 2020.  This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 6, 2020.

Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. The Supplement does not alter in any manner either the record date for the annual meeting or the date and time of the annual meeting of stockholders. From and after the date of this Supplement, any references to the “Proxy Statement” are to the proxy statement as supplemented hereby.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

PROS HOLDINGS, INC. TO HOLD VIRTUAL STOCKHOLDER MEETING

HOUSTON - April 6, 2020 - PROS Holdings, Inc. (NYSE: PRO), a provider of AI-powered solutions that optimize selling in the digital economy, today announced that its 2020 Annual Meeting of Stockholders (“Annual Meeting”) will be changed to a virtual meeting format. In light of the public health impact of the coronavirus pandemic (COVID-19), to comply with all governmental directives to avoid group meetings and encourage social distancing, and to protect the well-being of our stockholders, employees and communities, PROS will not hold an in-person meeting this year.

The Annual Meeting will be held on Wednesday, April 29, 2020 at 8:00 AM CT in a virtual meeting format only at www.virtualshareholdermeeting.com/PRO2020. Participants will not be able to attend the Annual Meeting in person.

Stockholders of record as of the close of business on March 5, 2020 are entitled to participate in the Annual Meeting. To participate, each stockholder will need the 16-digit control number included in the proxy materials previously delivered to such stockholder. A list of stockholders of record will be available for inspection by stockholders in the virtual meeting platform during the Annual Meeting for any legally valid purpose related to the Annual Meeting.

Prior to the date of the Annual Meeting, stockholders may vote their shares until 11:59pm ET on April 28, 2020 at: www.proxyvote.com.

On the day of the Annual Meeting, stockholders may enter the virtual meeting 15 minutes in advance on Wednesday, April 29, 2020 at 7:45 AM CT to vote their shares, and then attend the meeting that begins at 8:00 AM CT at: www.virtualshareholdermeeting.com/PRO2020.

The proxy card and voting instruction form included with previously distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting, and may still be used to vote shares in connection with the Annual Meeting. Any stockholders that have already voted do not need to take any action unless they wish to change their vote. Proxy voting forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

Stockholders may submit questions in advance of the Annual Meeting until 11:59pm ET on April 16, 2020 by visiting www.proxyvote.com and verifying their 16-digit control number. Stockholder questions relating to Annual Meeting agenda items will be addressed during the Annual Meeting. PROS will also post answers to any other applicable stockholder questions on the PROS investor relations website at ir.pros.com following the company’s earnings call.

Any stockholder encountering technical difficulty accessing the Annual Meeting functions may contact:
1-800-586-1548 (U.S. Domestic Toll Free) or
1-303-562-9288 (International).

Whether or not stockholders plan to attend the Annual Meeting, PROS urges all stockholders to vote and submit their proxies in advance by one of the methods described in the previously distributed proxy materials.

Investor Contact:
PROS Investor Relations
Shannon Tatz
713-335-5932
ir@pros.com

Media Contact:
Amanda Parrish
832-924-4731
aparrish@pros.com